 EXHIBIT 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of March 26, 2024, is made by and among Instant Fame, LLC, a Nevada limited liability company (the “Sponsor”), Bannix Acquisition Corp., a Delaware company (“BNIX”), and VisionWave Technologies Inc., a Nevada corporation (the “Company”). The Sponsor, BNIX and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, BNIX, the Company and the shareholders of the Company entered into that certain Business Combination Agreement, dated March 26, 2024 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement pursuant to which, among other things, the Sponsor agrees that it will support and vote in favor of the Business Combination Agreement and use its reasonable best efforts to take all other actions necessary to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Shareholder hereby irrevocably agrees, at any meeting of the shareholders of BNIX duly called and convened in accordance with the Governing Documents of BNIX, whether or not adjourned and however called, including at the Bannix Stockholders Meeting or otherwise, and in any action by written consent of the shareholders of BNIX, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of Shareholder’s Bannix Shares held of record or beneficially by the Shareholder as of the date of this Agreement, or to which the Shareholder acquires record or beneficial ownership after the date hereof and prior to the Closing (collectively, the “Subject BNIX Equity Securities”) in favor of each of the Bannix Transaction Proposals, in each case, to the extent Subject BNIX Equity Securities are entitled to vote thereon or consent thereto, (ii) when such meeting is held, appear at such meeting or otherwise cause the Subject BNIX Equity Securities to be counted as present thereat for the purpose of establishing a quorum, and (iii) to vote, or cause to be voted against, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, (A) any Bannix Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in a breach of any of the BNIX Parties’ covenants, agreements or obligations under the Business Combination Agreement or any of the conditions to the Closing set forth in the Business Combination Agreement not being satisfied.

2. Transfer of Shares. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of the Company (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Shareholder hereby agrees that he, she or it shall not (i) Transfer any of his, her or its Subject BNIX Equity Securities or any right, title or interest therein, (ii) enter into (A) any option, warrant, purchase right, or other contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer his, her or its Subject BNIX Equity Securities, or any right, title or interest therein or (B) any voting trust, proxy or other contract with respect to the voting or Transfer of the Subject BNIX Equity Securities, or any right, title or interest therein, in a manner inconsistent with the covenants and obligations of this Agreement, or (iii) enter into any contract to take, or cause to be taken, any of the actions set forth in clauses (i) or (ii); provided, however, that the foregoing shall not apply to any Transfer (1) to BNIX’s officers or directors, any members or partners of the Sponsor, any affiliates of the Sponsor, or any employees of such affiliate; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order;

or (5) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor (any transferee of the type set forth in clauses (1) through (5) a “Permitted Transferee”); provided, that the transferring Shareholder shall, and shall cause any Permitted Transferee, to enter into a written agreement in form and substance reasonably satisfactory to the Company, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Shareholder hereunder and the making of all applicable representations and warranties of the transferring Shareholder set forth in this Agreement with respect to such transferee and his, her or its Subject BNIX Equity Securities, or any right, title or interest therein received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

3. Other Agreements.

a. The Shareholder hereby agrees that he, she or it shall (i) be bound by and subject to Sections 5.3(a) (Confidentiality and Access to Information) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Shareholder is directly a party thereto, and (ii) not, directly or indirectly, take any action that BNIX is prohibited from taking pursuant to Section 5.6(a) (Exclusive Dealing) of the Business Combination Agreement.

b. The Shareholder acknowledges and agrees that the Company entered into the Business Combination Agreement in reliance upon the expectation that the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for each such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

c.  The Shareholder hereby agrees that it shall not exercise or submit a request to exercise the Bannix Stockholder Redemption with respect to any Bannix Shares held by him, her or it.

4. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.

5. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Shareholder, to:

1063 Spaulding

West Hollywood, CA 90046

If to the Company, to:

164 North Stanley

Beverly Hills, CA 90211

Attn: CEO

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

7. Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment). 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Constructions; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INSTANT FAME, LLC

By:
Name:	Doug Davis
Title:	Manager

VISIONWAVE TECHNOLOGIES INC.

By:
Name:	Yossi Attia
Title:	Interim CEO

BANNIX ACQUISITION CORP.

By:
Name:	Douglas Davis
Title:	Chief Executive Officer

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